SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant {X}
Filed by a Party other than the Registrant {   }
Check the appropriate box:
{   } Preliminary Proxy Statement
{   } Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
{ X } Definitive Proxy Statement
{   } Definitive Additional Materials
{   } Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                                SHOPPING.COM
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

{ X }  No fee required.
{   }  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.
{   }  $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3). { } Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
   2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
   4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
   5) Total fee paid:

-------------------------------------------------------------------------------

{  } Fee paid previously with preliminary materials.

{  } Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

-------------------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

-------------------------------------------------------------------------------

      3) Filing Party:

-------------------------------------------------------------------------------

      4) Date Filed:

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                                   -2-

                                SHOPPING.COM
                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON JULY 15, 1998


TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Shopping.com, a California corporation ("the Company"), will be held on July 15, 1998 at 2:00 p.m., local time, at the Presidents A Room of the Doubletree Hotel, 10740 Wilshire Blvd., Los Angeles, California 90024 for the following purposes:

1. To approve an amendment to the Company's Bylaws to provide for a range in the size of the Board of Directors of from five to nine members with the exact number set at five members (Proposal 1);

2. To elect five directors of the Company to serve until the 1999 Annual Meeting of Shareholders or until their successors have been duly elected and qualified (Proposal 2);

3. To approve the adoption of the Stock Option Plan of 1997, as amended, and the reservation of 750,000 of the Company's common shares for issuance thereunder (Proposal 3);

4. To approve an amendment to the Company's Articles of Incorporation authorizing a class of preferred shares with preferences, limitations and relative rights as determined by the Board of Directors (Proposal 4);


5. To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent public accountants of the Company for the fiscal year ending January 31, 1999 (Proposal 5); and

6. To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.


      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Shareholders of record at the close of business on June 22, 1998, shall be entitled to notice of and to vote at the meeting.

      All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

                                    Sincerely,


                                    John H. Markley
                                    President and Chief Executive Officer

Corona del Mar, California
June 22, 1998


                           YOUR VOTE IS IMPORTANT

      IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                                SHOPPING.COM
                   2101 East Coast Highway, Garden Level
                      Corona del Mar, California 92625

                               PROXY STATEMENT
               INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed Proxy is solicited on behalf of the Board of Directors of Shopping.com (the "Company") for use at the Annual Meeting of Shareholders to be held on July 15, 1998 at 2:00 p.m., local time, at the Presidents A Room of the Doubletree Hotel, 10740 Wilshire Blvd., Los Angeles, California 90024, and at any adjournment(s) thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Company's telephone number is (949) 640-4393. These proxy solicitation materials were mailed on or about June 22, 1998 to all shareholders entitled to vote at the Meeting.

RECORD DATE AND SHARE OWNERSHIP

      Shareholders of record at the close of business on June 22, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting and at any adjournment(s) thereof. As of May 28, 1998, 4,062,354 of the Company's common shares, no par value, were issued and outstanding.

REVOCABILITY OF PROXIES

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
John H. Markley) a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

      Each shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than the total number of directors authorized by the Company's Bylaws. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Meeting prior to the voting of the intention to cumulate the shareholder's votes. Assuming the approval of the proposal to decrease the size of the Board of Directors, the five nominees for director receiving the highest number of votes at the Meeting will be elected. If the proposal to decrease the size of the Board is not approved, the seven nominees for director receiving the highest number of votes at the Meeting will be elected. On all matters other than the election of directors, each share of Common Stock has one vote. See "Proposal 1-Amendment of Bylaws to Decrease the Size of the Board of Directors."

      The cost of this solicitation will be borne by the Company. The Company has retained the services of Corporate Investor Communications (the "Agent") to perform a search of brokers, bank nominees and other institutional owners. The Company estimates that it will pay the Agent a fee of $1,000 for its services and will reimburse it for reasonable out-of-pocket expenses, if necessary. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

      The Company's Bylaws provide that the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Meeting shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, but to exclude broker non-votes from the calculation of shares entitled to vote. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

      The Company currently intends to hold its 1999 Annual Meeting of Share holders in July 1999 and to mail proxy statements relating to such meeting in June 1999. Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than February 9, 1999 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                               PROPOSAL NO. 1

              AMENDMENT OF BYLAWS TO PROVIDE FOR A RANGE IN THE
               SIZE OF THE BOARD OF DIRECTORS FROM FIVE TO NINE
              MEMBERS WITH THE EXACT NUMBER SET AT FIVE MEMBERS

      The Board of Directors recommends the adoption of the following amendment to Section 2(a) of the Company's Bylaws:

      "Section 2(a) of the By-Laws of Shopping.com, as amended to date, is hereby amended to read as follows:

      '(a) The authorized number of directors of the corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be five (5) until changed, within the limits specified above, by a bylaw amending this Section 2(a), duly adopted by the board of directors or by the shareholders. The indefinite number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of directors to a number less then five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16 2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized directors to a number greater than two (2) times the stated minimum number of directors minus one (1).'"

      Pursuant to Section 2(a), as currently amended, the authorized number of directors is seven. The Board of Directors currently has five members and two vacancies. The Board has decided that it would be in the best interests of the Company to reduce the exact number of directors on the Board rather than maintaining the two vacancies while seeking suitable nominees for the Board of Directors. By providing for a Board of Directors ranging in size from five to nine members with the exact number fixed by an amendment to the Bylaws adopted by either the Board or the shareholders, the Board retains the flexibility to add directors to the Board in the event such additions become desirable. Such an ability may make it easier for the Company to attract financing. A large investor may request representation on the Board as a condition to making the investment.

      Reducing the number of directors may increase the number of votes required to elect a director using cumulative voting. Accordingly, by fixing the exact number of directors at five instead of seven, it may become more difficult for minority shareholders to elect a director.

VOTE REQUIRED

      The approval of the amendment of the Company's Bylaws requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the Meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the Meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
           ADOPTION OF THE AMENDMENT TO THE BYLAWS TO PROVIDE FOR
         A RANGE IN THE SIZE OF THE BOARD OF DIRECTORS OF FROM FIVE
             TO NINE MEMBERS WITH THE EXACT NUMBER SET AT FIVE
                                  MEMBERS


                               PROPOSAL NO. 2

                            ELECTION OF DIRECTORS

NOMINEES

      Assuming the approval of Proposal No. 1, a board of five directors is to be elected at the Meeting. If Proposal No. 1 is approved and unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. If Proposal No. 1 is not approved, the proxy holders will also vote the proxies received by them for any nominee who shall be designated by the present Board of Directors to fill the two vacancies on the Board. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such a vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of the shareholders or until a successor has been duly elected and qualified.

      The name and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of the Company.


Name                    Age         Position with Shopping.com

Frank W. Denny (1)(2)   64          Chairman
John H. Markley         58          President, Chief Executive Officer
                                    and Director
Douglas A. Hay          44          Executive Vice President and
Director

Paul J. Hill (1)        52          Director
Edward F. Bradley (2)   59          Director
----------------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.


FRANK W. DENNY. Mr. Denny joined Shopping.com in April 1998 as its Chairman of the Board. He is also the President and CEO of Group InterCom, an international marketing and consulting group headquartered in San Antonio, Texas, and has served in those offices since 1991. Through its United States and International offices Group InterCom is engaged in the sale, marketing and manufacture of general hard lines retail merchandise. Group InterCom also is a consulting firm specializing in retail concept development and implementation as well as mergers and acquisitions.

Prior to this time, Mr. Denny was a founder, Chairman of the Board, President and CEO of Builders Square, one of the largest retail home improvement warehouse operations in the United States. Prior to Builders Square, Mr. Denny was President of W.R. Grace Home Centers, a chain of home centers operating over 300 stores nationally.

Mr. Denny was an officer of the Home Center Institute and a charter member of the National Home Center Congress and Exposition. He was also a founder of the Do It Yourself Research Institute based in Indianapolis, Indiana.

JOHN H. MARKLEY.   In June 1998 Mr. Markley became the Company's President and
Chief Executive Officer and a member of its Board of Directors. Mr. Markley devotes substantially all of his business time to the Company. In June 1993, Mr. Markley founded Allwoods Management Group and is currently a principal of Allwoods Management Group which provides management consulting services to businesses, law firms and financial institutions including acquisition analysis, business planning and financial feasibility studies. Since August 1989, Mr. Markley has served and currently serves as the Chairman of the Board

Board and Chief Executive Officer of Pay-N-Pak, a corporation and a home improvement chain with 102 stores in 14 states which had sales of $500 million but is currently a non-operating entity which filed for protection under the Federal Bankruptcy Code (11 USC) in 1991. From 1985 to 1989, Mr. Markley was a managing partner and broker at Re/Max Rivera Realty and Re/Max South County Realtors which had sales in residential and commercial real estate worth $200 million and helped manage six offices and 100 associates. From 1980 to 1985, Mr. Markley was President of W.R. Grace Western Region Home Center Division. As President of W.R. Grace Western Region Home Center Division, Mr. Markley managed a chain of 94 home improvement stores in six Western states.
From 1971 to 1980, Mr. Markley was executive vice-president and general manager of Cashways Building Materials, a chain of 12 home improvement stores with annual sales in excess of $100 million. Prior to 1971, Mr. Markley held other managerial positions with home improvement companies.

DOUGLAS A. HAY. Mr. Hay joined the Company in May, 1997 as its Executive Vice President and was elected as a member of the Board of Directors in July, 1997. Mr. Hay has spent over 25 years in the field of marketing consumer products and services. From 1990 to April, 1997, Mr. Hay was General Manager of Projects Et Al Inc., a business consulting firm that developed marketing and merchandising programs for some of the nations leading retail companies. Mr. Hay has also served as Vice President of Marketing for Northern Automotive, Inc., an automotive parts retail company.

PAUL J. HILL. Mr. Hill joined the Company as a member of its Board of Directors in April, 1997. Mr. Hill has over 25 years of experience in managing diversified integrated companies operating in areas such as insurance, real estate, communications, resources and manufacturing. From June, 1994 to the present, Mr. Hill has served as Chairman of Crown Life Insurance Company. Mr. Hill has participated as a board member and officer of many public and private companies in both the United States and Canada. From 1978 to the present, Mr. Hill has also been President of Harvard Developments Limited, a diversified company with operations in real estate, broadcasting, manufacturing, oil and gas and insurance. Mr. Hill received a Bachelor of Science and Bachelor of Arts degree from Georgetown University in 1967 and a Master of Business Administration form the University of Western Ontario in 1969.

EDWARD F. BRADLEY. Mr. Bradley joined the Company as a member of its Board of Directors in April, 1997. From December, 1996 to the present, Mr. Bradley has been President and Chairman of Cannon Industries, Inc., a business development and venture capital firm. Prior to joining Cannon Industries, Inc., from January, 1993 to December, 1996, Mr. Bradley was the Corporate Director of Quality of Geneva Steel Corp., an integrated steel manufacturer. From 1985 to January, 1993, Mr. Bradley carried on a management consulting business. From 1972 to 1985, Mr. Bradley was President of his environmental consulting company with regional offices in New York, Washington, D.C., Chicago, Detroit, and Milwaukee. From October, 1997 to the present, Mr. Bradley has been a director of Kyzen Corporation, a company which manufactures and markets chemical cleaning solutions. Mr. Bradley has also functioned as a Special Consultant to the U.S. Environmental Protection Agency in Washington, D.C. Mr. Bradley received a Bachelor of Science degree in Civil Engineering in 1961 and a Master of Science degree in Civil Engineering in 1964 from the University of Notre Dame, and is a Registered Professional Engineer. From 1988 to June, 1996, Mr. Bradley was an Adjunct Professor in Engineering Economics at the University of Utah.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held a total of three meetings during fiscal 1998. With the exceptions of Mr. Denny and Mr. Markley who did not join the Board until after the end of the last fiscal year, no incumbent director during the last fiscal year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors. The Board of Directors has two standing committees which were established in July, 1997: an Audit Committee and a Compensation Committee.

      The Audit Committee, which currently consists of Mr. Denny and Mr. Hill, recommends the Company's independent accounting firm to audit the Company's financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results and considers the adequacy of the internal accounting procedures. The Compensation Committee, which consists of Mr. Denny and Mr. Bradley, reviews and recommends the compensation arrangements for all officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company (including the grant of stock options).
Neither committee met during the last fiscal year.

DIRECTOR OPTION GRANTS

      Each of the Company's directors in fiscal 1998 were granted options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $3.00 per share. In February, 1998 each director was granted an additional option to purchase 25,000 shares of the Company's Common Stock at an exercise price of $14.25 per share. One such director, Bill Gross, resigned from the Board on March 24, 1998 and was replaced by Mr. Denny. See "Executive Officer Compensation - Director Compensation."

      The Company has entered into employment agreements with Mr. Markley and Mr. Hay and a consulting agreement with Stilden Co., Inc., a Texas corporation. Mr. Denny is the president, principal shareholder and a director of Stilden Co., Inc. See "Executive Officer Compensation - Employment Agreements" and "Certain Transactions."

REQUIRED VOTE

      The directors will be elected by a plurality vote of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the Meeting. Cumulative voting in the election of directors is required under Section 708 of the California Corporations Code. Under cumulative voting, each share entitled to vote in the election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in the election of directors may be able to effect the election of one or more directors. Votes withheld from a nominee and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, have no impact once a quorum is present. See "Information Concerning Solicitation and Voting - Quorum; Abstentions; Broker Non-Votes."


              MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE
                                   "FOR"
                           THE FOREGOING NOMINEES


                               PROPOSAL NO. 3

                        APPROVAL AND ADOPTION OF THE
                         STOCK OPTION PLAN OF 1997

INTRODUCTION

      The Stock Option Plan of 1997 (the "Plan") was adopted by the Board of Directors in July 1997, subject to shareholder approval. The Plan provides for the grant of options to purchase shares of the Company's Common Stock to employees, non-employee directors of and consultants to the Company. A total of 250,000 shares were reserved for issuance under the Plan.

      As of January 1998, the Plan had only approximately 18,000 shares available for future grant. Accordingly, the Board amended the Plan to increase the number of shares available for grant to 750,000. It is this amended Plan with an aggregate of 750,000 shares available for grant which the shareholders are asked to approve in this Proposal No. 3. The Board believes that an option plan is necessary to enable the Company to compete successfully with other companies to attract and retain valuable employees.

SUMMARY OF THE PLAN

      The full text of the Plan, as amended, is set forth as Appendix A to this Proxy Statement. The following summary of the Plan is qualified by reference to that text.

      PURPOSE. The purpose of the Plan is to secure for the Company and its shareholders the benefits arising from stock ownership by select employees, directors of and consultants to the Company by providing for the grant of (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, or (ii) "non-statutory" stock options.

      ADMINISTRATION. The Plan will be administered by the Board of Directors or a Committee appointed by the Board of Directors (the "Committee"). In addition the Board of Directors or the Committee shall determine at the time or times such options are granted, whether the options granted shall be incentive stock options or nonstatutory stock options.

      ELIGIBILITY. Nonstatutory stock options may be granted to employees, non-employee directors of and consultants to the Company. Incentive stock options may be granted only to employees of the Company. The Board of Directors or Committee determine the persons who will be granted options and determines the number of shares to be subject to each option.

      EXERCISE OF OPTIONS. Options granted shall vest at such times as are determined by Board of Directors or Committee. The exercise price may be paid in cash, shares of the Company already owned by the grantee at the discretion of the Board of Directors or a combination of cash and the Company's shares. No option granted under the Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation.

      EXERCISE PRICE. The exercise price of options to purchase shares of the Company granted under the Plan shall be determined by the Board of Directors or Committee, but shall not be less than 100% of the fair market value of such shares on the date of grant. Options to purchase shares of the Company granted to any employee, director or consultant who, at the time of grant, owns more than 10% of the voting shares of the Company are subject to the additional restrictions that the exercise price per share of each such option must be at least 110% of the fair market value of the Company's shares on the date of grant and each such option shall expire five years from the date of grant.

      TERMINATION. If an optionee ceases to be an employee for any reason other than death or permanent disability, the option shall become void after thirty days after the termination of employment. However, if the termination is due to
(i) the optionee's voluntary resignation with the consent of the Board of Directors as evidenced by a written resolution by the Board of Directors or (ii) the optionee's retirement under the provisions of any pension or retirement plan of the Company, the optionee's option shall be exercisable for three months to the extent such option was exercisable at the time of termination. If the optionee ceases to be an employee due to death or permanent disability, the option shall be exercisable for one year after the date of death or permanent disability to the extent that such option was exercisable at the time of death or permanent disability.

      If an optionee ceases to be employed in a position in which employees are eligible to receive options, as determined in the sole judgment of the Board of Directors, such optionee may exercise his options in accordance with their terms only for a period of thirty days after such cessation. Any exercise after such cessation may be only to the extent that such option was exercisable at the time of such cessation, plus a portion of the additional shares such optionee would have been entitled to purchase on the next anniversary the date of grant.

      TERMS. Options granted under the Plan expire as determined by the Board of Directors, but in no event later than ten years from the date on which the option is granted.

      NON-TRANSFERABILITY. An option granted under the Plan is non-transferable by the optionee other than by will or the laws of descent and distribution.

      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CHANGES OF CONTROL. The number of shares covered by each outstanding option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in the Company's capitalization, such as a stock split, stock dividend and the like. If the Company is a participant in any merger or consolidation, each outstanding and unexercised option shall be assumed or substituted by the surviving corporation with appropriate adjustments as to the number of shares and the prices thereof.

      AMENDMENT. The Board of Directors may at any time amend, suspend or terminate the Plan.

      TERMS OF THE PLAN. Options may be granted pursuant to the Plan during the period expiring on July 16, 2007. The Plan shall expire for all purposes on July 16, 2017.

      As of June 11, 1998, 213,000 options granted under the Plan were outstanding. An additional 975,000 options to purchase the Company's Common Stock have been granted outside of the Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

      Options granted under the Plan may be either "incentive stock options" as that term is defined in Section 422 of the Code or nonstatutory stock options.

      INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after the date of grant and one year after the date of exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) fair market value of the shares on the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

      NONSTATUTORY STOCK OPTIONS. All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares exercised over the exercise price. A different rule may apply if the option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the Optionee, any difference between the sales price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

      THE FOREGOING SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION LAWS UPON THE OPTIONEE AND THE COMPANY IN CONNECTION WITH THE PLAN, DOES NOT PURPORT TO BE COMPLETE, AND, REFERENCE, SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

REQUIRED VOTE

      The approval of the Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the Meeting. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the Meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                     ADOPTION OF THE 1997 STOCK OPTION PLAN


                               PROPOSAL NO. 4

                  AUTHORIZATION OF CLASS OF PREFERRED STOCK

      The Board of Directors has unanimously approved and recommends the adoption by the shareholders of the Company of the following amendment to Paragraph III of the Company's Articles of Incorporation relating to the Company's capitalization, which amendment would authorize the Board of Directors to issue a new class of capital stock:

TEXT OF AMENDMENT

      "Paragraph III of the Articles of Incorporation, as amended to date, is hereby amended to read as follows:

                                    III.

                  (a) The corporation is authorized to issue two classes of stock to be designated, respectively, as "common stock" and "preferred stock." The total number of shares of all classes of stock that the corporation shall have authority to issue is Twenty-five Million (25,000,000) shares, consisting of Twenty Million (20,000,000) shares of common stock, no par value per share (the "Common Stock"), and Five Million (5,000,000) shares of preferred stock, no par value per share (the "Preferred Stock").

                  (b) The shares of Common Stock may be issued from time to time for such consideration as the Board of Directors may determine. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.

                  (c) The shares of Preferred Stock may be issued from time to time in one or more series and for such consideration as the Board of Directors may determine. The Board of Directors is authorized, subject to any limitations prescribed by law, to establish from time to time the number of shares to be included in each such series, and by filing a certificate pursuant to the applicable law of the State of California to fix the designation, powers, preferences, and rights of the shares of each such series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including, but not limited to, the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any or all of them, all to the fullest extent now or hereafter permitted by the General Corporation Law of California, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares representing such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise provided in the resolutions creating any particular series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation."

      The Articles of Incorporation of the Company, as presently in effect, provides that the authorized capital stock shall consist of twenty million (20,000,000) shares of Common Stock and no other class of capital stock. The proposed amendment would authorize the Board of Directors to issue a new class of capital stock consisting of five million (5,000,000) shares of preferred stock, no par value per share (the "Preferred Stock"), from time to time, in one or more series, to such persons and for such consideration as it may determine without further action by the shareholders, except as otherwise required by law. The shares of Preferred Stock would have such designations, voting powers, preferences, and relative, participating, optional, conversion or other special rights, and such qualifications, limitations and restrictions, as the Board of Directors may determine, including, but not limited to, (i) the designation of each series, if any, and whether the shares of any series would rank prior to, junior to, or on a parity with, the shares of another series; (ii) the dividend rate, conditions and preferences over Common Stock, if any; (iii) the date upon which dividends would be declared and paid; (iv) whether and to what extent, the holders would have voting rights in addition to those prescribed by statue; (v) whether, and upon what terms, the shares would be convertible into or exchangeable for other securities of the Company; (vi) whether, and upon what terms, the shares would be redeemable, if such shares are redeemable; (vii) the preference, if any, to which the class or series thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company; and (viii) whether or not a sinking fund would be provided for the redemption of the securities and, if so, the terms and conditions thereof. No Preferred Stock is presently authorized by the Company's Articles of Incorporation.

REASONS FOR AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

      The Board of Directors believes that the proposed authorization of Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of property, use in employee benefit plans and for other general corporate purposes. Having such authorized capital stock available for issuance in the future would give the Company greater flexibility and would allow shares of Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. Elimination of the delay occasioned by the necessity of obtaining shareholder approval will better enable the Company to engage in financing transactions and acquisitions that take full advantage of changing market conditions.

      It is not possible to state the precise effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of Preferred Stock. However, such effect might include, among other things: (i) reduction of the amount otherwise available for payment of dividends on Common Stock, to the extent dividends are payable on any issued shares of Preferred Stock, and restrictions on dividends on Common Stock if dividends on Preferred Stock are in arrears; (ii) dilution of the voting power of Common Stock to the extent that the Preferred Stock has rights to vote with shares of Common Stock; and (iii) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the Preferred Stock.

      Shareholders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock or to purchase shares of Preferred Stock.

ANTI-TAKEOVER EFFECT OF THE PROPOSED AMENDMENT

      Although the Board of Directors has no present intention of doing so, it could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Under certain circumstances such shares could be used to create voting impediments or to deter persons seeking to effect a takeover or otherwise gain control of the Company. Also, additional shares of Common Stock or shares of Preferred Stock could be publicly or privately sold to purchasers who might side with the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of Preferred Stock to vote as a class, on any merger, sale or exchange of assets or any other extraordinary corporate action.

      The existence of the additional authorized shares of Common Stock and the authorization of shares of Preferred Stock could have the effect of discouraging an attempt by any person or entity, through the acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction, since the issuance of the additional shares of Common Stock or Preferred Stock could be used to dilute the stock ownership of a takeover bidder. In addition, the Board of Directors may issue, without shareholder action, Common Stock, or warrants or other rights to acquire such stock, with terms designed to protect against certain takeovers, should the Board of Directors consider the action of such entity or person not to be in the best interest of the Company and its shareholders. To the extent that potential takeovers are thereby discouraged, shareholders may not have the opportunity to dispose of all or a part of their shares at a price that may be higher than that prevailing in the market. However, it also is possible that making shares of authorized, but unissued, Common Stock and Preferred Stock available for issuance may have the effect of increasing the price offered to the Company's shareholders in a tender or exchange offer.

VOTE REQUIRED

      The approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this subject matter at the Meeting. If the proposed amendment is approved by the shareholders, such amendment will become effective upon filing an Amendment to the Company's Articles of Incorporation with the California Secretary of State. An abstention is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. A broker non-vote will not be treated as entitled to vote on this subject matter at the Meeting. See "Information Concerning Solicitation and Voting--Quorum; Abstentions; Broker Non-Votes."

             MANAGEMENT RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
                ADOPTION OF THE AMENDMENT TO THE ARTICLES OF
                 INCORPORATION AUTHORIZING PREFERRED STOCK

                               PROPOSAL NO. 5



                 RATIFICATION OF APPOINTMENT OF INDEPENDENT
                              PUBLIC ACCOUNTANT

      The Board of Directors has selected Singer Lewak Greenbaum & Goldstein LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending January 31, 1999, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection. A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to attend the Meeting to make any statements he may desire and respond to shareholders' questions.

              MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE
                                   "FOR"
                     RATIFICATION OF THE APPOINTMENT OF
                   SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth as of January 31, 1998 certain information with respect to the beneficial ownership of the Company's Common Stock by (i) any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known by the Company to be the beneficial owner of more than 5% of the Company's voting securities, (ii) each director and each nominee for director of the Company,
(iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group.

                                                           NUMBER OF PERCENT
NAME AND ADDRESS (1)                                        SHARES   OF TOTAL

Robert J. McNulty (2) .....................................1,322,500    31.4%
2401 Bayshore Dr.
Newport Beach, California

Mark S. Winkler.............................................25,000     *
27863 Longhill Dr.
Rancho Palos Verdes, California

Douglas A. Hay (3)..........................................95,000     2.4%
4630 East Sunnyside Lane
Phoenix, Arizona

Frank W. Denny (4)............................................-0-      *
8221 Pimlico
Boerne, Texas

Paul J. Hill (5)............................................125,001    3.1%
2000-1874 Scarth St.
Regina, Saskatchewan
Canada

John H. Markley (6).......................................... -0-        *
120 Eastlake Drive
Palm Springs, California 92264

Edward F. Bradley (7).......................................25,000       *
1515 N. 600 E.
Mapleton, Utah

Kristine E. Webster (8).....................................45,000   1.1%
25510 Buckly
Murrieta, California 92563

idealab! (9)................................................787,500    18.8%
130 West Union Street
Pasadena, California 91103


Bill Gross (10).............................................812,500    20.3%
130 West Union Street
Pasadena, California 91103

Cyber Depot, Inc. (11)......................................250,000    6.3%
8170 S. Eastern Avenue, Suite 4266
Las Vegas, Nevada 89123


Edward F. Harris (12) ......................................326,431    8.2%
P.O.Box 593
Glenbrook, Nevada

William D. Long (13)........................................321,301    8.0%
P.O. Box 522
Glenbrook, Nevada

All directors and executive officers as a group (seven persons)
(7) 1,627,33540.7 % -------------------
* Less than 1% of the total.


      (1) Except as otherwise indicated below, the persons whose names appear in the table above have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them subject to community property laws, where applicable. The table above shows the beneficial ownership as of January 31, 1998. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Pursuant to such rules, in computing the number of shares beneficially owned by a person and the percentage ownership of the person, shares of Common Stock subject to options or warrants held by that person that are exercisable within 60 days from the date hereof have been deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person.

      (2) Includes 250,000 shares owned by Cyber Depot, Inc. Mr. McNulty is the principal shareholder and a director of Cyber Depot, Inc. Also included are warrants to purchase 187,500 shares of Common Stock at an exercise price of $3.00 per share and options to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share held by Mr. McNulty. As of January 31, 1998, Mr. McNulty had voting power for 35,000 shares of Common Stock held by other shareholders which have been included in Mr. McNulty's beneficial ownership. In February, 1998, Mr. McNulty was granted additional options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $14.25. In April, 1998, Mr. McNulty transferred 6,000 shares to a former consultant to the Company. In June, 1998, proxies to vote 204,750 shares were given by Mr. McNulty to each of John H. Markley, Paul J. Hill, Douglas A. Hay and Edward F. Bradley. Proxies to vote the 250,000 shares of Common Stock held by Cyber Depot, Inc. were given to Mr. Denny. The proxies to vote 35,000 shares held by other shareholders were returned to those shareholders. Also in June, Cyber Depot, Inc. received options to purchase an additional 100,000 shares of common Stock at an exercise price equal to the closing market sale price of the Company's Common Stock on June 1, 1998 ($21.00) and Mr. McNulty received options to purchase an additional 150,000 shares of Common Stock at an exercise price of $16.00 per share. As of June 1, 1998, Mr. McNulty was the beneficial owner of 1,556,500 shares of the Company's Common Stock or 34.2% of the total outstanding shares of Common Stock.


      (3) Includes options to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share. In February 1998, Mr. Hay was granted additional options to purchase 25,000 shares of Common Stock at an exercise of $14.25 per share. In May 1998, Mr. Hay was granted additional options to purchase 50,000 shares of Common Stock at an exercise of $16.00 per share and 50,000 shares of Common Stock at an exercise price per share equal to the closing price of a share of the Company's Common Stock on the effective date of grant ($21.00). The effective date of grant was June 1, 1998. In addition, Mr. Hay was given a proxy to vote 204,750 shares of Common Stock by Mr. McNulty. Although Mr. Hay has only the benefit of directing the voting power of such 204,750 shares, pursuant to the rules of the Securities and Exchange Commission, Mr. Hay is deemed the beneficial owner of such shares for the purpose of disclosing the security ownership of certain beneficial owners and management. As of June 1998, Mr. Hay was the beneficial owner of 424,750 shares of Common Stock or 10.1% of the total outstanding shares of Common Stock.


      (4) Mr. Denny joined the Board of Directors in April 1998. In May, Mr. Denny was granted options to purchase 100,000 shares of Common Stock at an exercise price of $16.00 and 50,000 shares of Common Stock at an exercise price per share equal to the closing price of a share of the Company's Common Stock on the effective date of grant ($21.00). The effective date of grant was June 1, 1998. In June, 1998, Mr. Denny was given a proxy to vote the 250,000 shares held by Cyber Depot, Inc. Although Mr. Denny has only the benefit of directing the voting power of such 250,000 shares, pursuant to the rules of the Securities and Exchange Commission, Mr. Denny is deemed the beneficial owner of such shares for the purpose of disclosing the security ownership of certain beneficial owners and management. As of June, 1998, Mr. Denny was the beneficial owner of 400,000 shares of Common Stock or 9.5% of the total outstanding shares of Common Stock.

      (5) Includes 66,667 shares of Common Stock and warrants to purchase 33,334 shares of Common Stock at an exercise price of $3.00 per share held by Kipling Isle, Ltd., a corporation controlled by Paul J. Hill, and options to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share held by Paul J. Hill. In February, 1998, Kipling Isle, Ltd. was granted additional options to purchase 25,000 shares of Common Stock at an exercise of $14.25 per share. In May, 1998, Kipling Isle, Ltd. was granted additional options to purchase 50,000 shares of Common Stock at an exercise of $16.00. The effective date of grant was June 1, 1998. In addition, Mr. Hill was given a proxy to vote 204,750 shares of Common Stock by Mr. McNulty. Although Mr. Hill has only the benefit of directing the voting power of such 204,750 shares, pursuant to the rules of the Securities and Exchange Commission, Mr. Hill is deemed the beneficial owner of such shares for the purpose of disclosing the security ownership of certain beneficial owners and management. As of June, 1998, Mr. Hill was the beneficial owner of 404,751 shares of Common Stock or 9.6% of the total outstanding shares of Common Stock.

      (6) Mr. Markley became a director and was named the Company's President and CEO following Mr. McNulty's departure on June 1, 1998. In May, 1998, Mr. Markley was granted options to purchase 150,000 shares of Common Stock at an exercise of $16.00 and 100,000 shares of Common Stock at an exercise of the closing price of the Company's Common Stock on June 1, 1998 ($21.00). In addition, Mr. Markley was given a proxy to vote 204,750 shares of Common Stock by Mr. McNulty. Although Mr. Markley has only the benefit of directing the voting power of such 204,750 shares, pursuant to the rules of the Securities and Exchange Commission, Mr. Markley is deemed the beneficial owner of such shares for the purpose of disclosing the security ownership of certain beneficial owners and management. As of June, 1998, Mr. Markley was the beneficial owner of 454,750 shares of Common Stock or 10.5% of the total outstanding shares of Common Stock.


      (7) Includes options to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share. In February, 1998, Mr. Bradley was granted additional options to purchase 25,000 shares of Common Stock at an exercise of $14.25 per share. In May, 1998, Mr. Bradley was granted additional options to purchase 50,000 shares of Common Stock at an exercise of $16.00. The effective date of grant was June 1, 1998. In addition, Mr. Bradley was given a proxy to vote 204,750 shares of Common Stock by Mr. McNulty. Although Mr. Bradley has only the benefit of directing the voting power of such 204,750 shares, pursuant to the rules of the Securities and Exchange Commission, Mr. Bradley is deemed the beneficial owner of such shares for the purpose of disclosing the security ownership of certain beneficial owners and management. As of June, 1998, Mr. Bradley was the beneficial owner of 304,750 shares of Common Stock or 7.3% of the total outstanding shares of Common Stock.

      (8) Includes warrants to purchase 4,166 shares of Common Stock at an exercise price of $3.00 per share and options to purchase 12,500 shares of Common Stock at an exercise price of $3.00 per share.

      (9) Includes options to purchase 187,500 shares of Common Stock at an exercise price of $3.00. As of January 31, 1998, Bill Gross, a director of idealab!, was also a director of the Company.


      (10) Includes 600,000 shares and options to purchase 187,500 shares of Common Stock at an exercise price of $3.00 granted to idealab!, a California corporation of which Mr. Gross is a director and as to which shares Mr. Gross disclaims beneficial ownership, except to the extent of his derivative ownership interest in idealab! Also included are options to purchase 25,000 shares of Common Stock at an exercise price of $3.00 per share granted to Mr. Gross in fiscal 1998. In February, 1998, Mr. Gross was granted additional options to purchase 25,000 shares of Common Stock at an exercise of $14.25 per share. As of June, 1998, Mr. Gross was the beneficial owner of 837,500 shares of Common Stock or 19.5% of the total outstanding shares of Common Stock.

      (11) In June, 1998, Cyber Depot, Inc. was granted options to purchase 100,000 shares of Common Stock at an exercise price of the closing market sale price of the Company's Common Stock on June 1, 1998 ($21.00). As of June, 1998,

Cyber Depot, Inc. was the beneficial owner of 350,000 shares of Common Stock or 8.4% of the total outstanding shares of Common Stock.


      (12) Includes 16,795 shares of Common Stock held by The Harris Assets Revocable Trust, 59,823 shares of Common Stock held by Ed Harris Rollover IRA, 220,000 shares of Common Stock held by the Harris Family Trust and 29,813 shares of Common Stock held by The Harris Family Charitable Remainder Unitrust.

      (13) Includes 192,000 shares of Common Stock held by William D. Long & Kay
K. Long TTEES UTD 12/31/86 FBO The Long Family Trust and 11,000 shares of Common Stock held by William D. Long, Ken Thomson and Edward Harris TTEES:
BEK Investment Trust, UTD 2/16/94.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten-percent shareholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no other reports were required for such persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten-percent shareholders were complied with in a timely fashion with the following exceptions:

      (1) Frank Denny became a director in April, 1998. He has not filed a Form
3. However, until May 15, 1998, Mr. Denny was not the beneficial owner of any shares of the Company's securities. On May 15, 1998, Mr. Denny was granted options to purchase 100,000 and 50,000 shares of the Company's Common stock at an exercise price of $16.00 and a per share price equal to the closing price per share of the Company's Common Stock on the effective date of grant ($21.00), respectively. The effective date of grant was June 1, 1998.

      (2) As of April 27, 1998, Robert McNulty had transferred 6,000 shares in partial settlement of a legal claim against him. This transfer has not been reported.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The Company's Compensation Committee is currently composed of Mr. Denny and Mr. Bradley. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.


                       EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS (1)


Name                          Age         Position with Shopping.com
----------------------------- ---         --------------------------
John H. Markley (2)           58          President, Chief Executive Officer
                                          and Director
Douglas A. Hay (2)            44          Executive Vice President and Director
Kristine E. Webster           29          Senior Vice President, Chief Financial
                                          Officer, and Secretary
Mark S. Winkler               39          Chief Information and Technology
                                          Officer
-----------------------
(1)  As of June, 1998.
(2) See " Proposal 2 - Election of Directors - Nominees" for biographical information.


KRISTINE E. WEBSTER. Ms. Webster joined the Company in July, 1997 as its Senior Vice President, Chief Financial Officer and Secretary. From July, 1995 to August, 1997, Ms. Webster served as an Assistant Professor of Accounting at La Sierra University, a private four year university and as an adjunct professor at California State University, San Bernardino. From April, 1993 to July, 1995 Ms. Webster served as the Controller of National Xpress Logistics, a transportation logistics brokerage company and a wholly-owned subsidiary of US Xpress Enterprises, Inc. Prior to that she was with Ernst and Young, LLP from January, 1988 to April, 1992. From May, 1992 to March, 1993, she was a consultant and contract professor. In addition, since December, 1990, Ms. Webster has owned Plaza Travel, a travel agency specializing in group travel. Ms. Webster received her Bachelor of Business Administration degree, summa cum laude, from Loma Linda University in 1989 and her Master of Business Administration degree from La Sierra University in 1991. She is a Certified Public Accountant in the State of California.

MARK S. WINKLER. Mr. Winkler joined the Company in May, 1997 as its Chief Information and Technology Officer. From 1978 to April, 1997, Mr. Winkler founded and served as Chief Executive Officer of Winkler and Associates, a software consulting company which provided consulting services for various companies including Warner Brothers, IBM, Inc. - Broadcast Solutions Division, Pacificare HMO, American Express Company, Los Angeles Times, Air Freight Forwarding Company, Inc., Jefferies & Company, Inc., Alliance Logistics Resources, Inc., Bank of America State Trust Company, TRW, Inc., and Jet

Propulsion Laboratory. Mr. Winkler received his Bachelor of Science degree in Computer Science from the University of California, Santa Barbara in 1981.

SUMMARY COMPENSATION TABLE

      The following table shows as to the Chief Executive Officer for fiscal 1998 and each employee whose total annual salary and bonus exceeded $100,000 in fiscal 1998 (the "Named Officers"). Mr. McNulty resigned as of June 1, 1998.


                                                                                  Long-term Compensation
                                   Annual Compensation                            Awards
                                   -------------------                            ----------------------
                                                                                                      Securities
Name and Principal       Fiscal                                  Other Annual      Restricted         Underlying     All Other
Position                 year      Salary ($)     Bonus ($)      Compensation($)   Stock Awards($)    Options(#)     Compensation($)
----------------------   ------    ---------      ---------      ---------------   ---------------    -----------    --------------

Robert McNulty,          1998      113,801        104,105        44,588(2)         0                  25,000         0
CEO (1)
Mark S. Winkler, Chief   1998      133,177        0              0                 75,000             0              0
Information &
Technology Officer
Michael Miramontes,      1998      116,200        0              11,000(4)         300,000            0              0
Administration and
Human Resources (3)

(1) Resigned June 1, 1998.
(2) Includes $14,508 automobile allowance.
(3) Resigned June 12, 1998.
(4) Automobile allowance.

OPTION GRANTS IN THE LAST FISCAL YEAR

      The following table shows, as to each of the Named Officers, information concerning stock options granted during the fiscal year ended January 31, 1998.

                         Option Grants in Fiscal 1998
                              (Individual Grants)


                         Number of       Percent Of Total
                         Securities      Options Granted to
                         Underlying      Employees In Fiscal   Exercise Or Base
Name                     Options         Year 1998             Price ($/Sh)        Expiration Date
----------------         -----------     -------------------   ----------------    ---------------
Robert McNulty,          25,000          15.9%                 3.00                July 16, 2002
CEO (1)
Mark S. Winkler,         0               ---                   ---                 ---
Chief Information
& Technology
Officer
Michael                  0               ---                   ---                 ---
Miramontes,
Administration and
Human Resources
(2)

-------------------------------------
(1)  Mr. McNulty resigned June 1, 1998.
(2)  Mr. Miramontes resigned June 12, 1998.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth, for each of the Named Officers, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of January 31, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Shopping.com's Common Stock as of January 31, 1998. No options were exercised by any Named Officer in fiscal 1998.

                         NUMBER OF SECURITIES               VALUE OF UNEXERCISED IN-
                         UNDERLYING UNEXERCISED OPTIONS     THE-MONEY OPTIONS AT
                         OPTIONS AT FISCAL YEAR END         FISCAL YEAR END ($)(1)
                         ------------------------------     ------------------------
     NAME                Exercisable                        Unexercisable                 Exercisable         Unexercisable
---------------          --------------------               ------------------------      ----------------    ---------------

Robert McNulty,          25,000                             0                             293,750             0
CEO (2)

Mark S. Winkler,         0                                  0                             0                   0
Chief Information
& Technology
Officer

Michael                  0                                  0                             0                   0
Miramontes,
Administration and
Human Resources
(3)

-------------------------------------
(1) Market value of underlying securities based on the closing price of Shopping.com's Common Stock on January 30, 1998 (the last trading day of fiscal 1998) of $14.75 minus the exercise price.
(2) Mr. McNulty resigned June 1, 1998. (3) Mr. Miramontes resigned June 12,
    1998.

DIRECTOR COMPENSATION

      Each of the Company's directors were granted options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $3.00 per share in fiscal year ended January 31, 1998. In February 1998, each director was granted additional options to purchase 25,000 shares of Common Stock at an exercise price of $14.25. One such director, Bill Gross, left the board on March 24, 1998 and was replaced by Frank Denny. In May, 1998, certain directors were granted options as follows:

      Douglas Hay       50,000 with an exercise price of $16.00
      Paul Hill         50,000 with an exercise price of $16.00
      Edward Bradley    50,000 with an exercise price of $16.00

      Frank Denny was granted options to purchase 150,000 shares of Common Stock upon joining the Board; 100,000 with an exercise price of $16.00 per share and 50,000 with an exercise price per share equal to the closing price of a share of the Company's Common Stock on June 1, 1998 ($21.00).

      John Markley was granted options to purchase 150,000 shares of Common Stock with an exercise price of $16.00 per share and 100,000 with an exercise price of the closing price of the Company's stock on June 1, 1998 ($21.00) per share.

EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with Mr. McNulty for five years terminating on April 30, 2002 and with Mr. Winkler for one year ending May 20, 1998 with the contract automatically renewing thereafter. See "Certain Transactions." Under his employment agreement, Mr. Winkler may only be terminated for cause. Mr. McNulty's agreement provided for a base salary of $75,000. The Board of Directors subsequently increased Mr. McNulty's base annual salary to $175,000. Mr. McNulty's agreement was subsequently terminated. See "Certain Transactions." Mr. Winkler's agreement provides for a base annual salary of $200,000. In addition, the Company has entered into written agreements with Mr. Hay and Mr. Markley.

      As of June 1, 1998, the Company entered into an agreement with Mr. Hay. The term of the agreement is for two years and is automatically renewed for one-year terms unless terminated by either party with written notice given by January 31 of any year beginning January 31, 2000. The agreement provides for a bi-weekly base salary of $8,465. The agreement also provides that Mr. Hay will participate in a formula based bonus program to be approved annually by the Board of Directors and providing for an opportunity to receive up to an amount equal to his base compensation for exceeding the Company's annual business plan net profit.

      Also as of June 1, 1998, the Company entered into an agreement with Mr. Markley. The term of the agreement is for three years and is automatically renewed for one-year terms unless terminated by either party with written notice given by January 31 of any year beginning January 31, 2001. The agreement provides for a bi-weekly base salary of $6,735 for the first year, $9,615 for the second year and $11,540 for the third year. The agreement also provides that Mr. Markley will participate in a formula based bonus program to be approved annually by the Board of Directors and providing for an opportunity to receive up to an amount equal to his base compensation for exceeding the Company's annual business plan net profit. In addition, Mr. Markley will receive a twelve month housing allowance of $1,500 per month.

                             CERTAIN TRANSACTIONS

      In November, 1996, Mr. McNulty subscribed to purchase 1,150,000 shares of the Common Stock at $0.02 per share. In March, 1997, the Company issued 250,000 shares of its Series A Preferred Stock to Cyber Depot, Inc. ("Cyber Depot"), in exchange for certain assets and liabilities of Cyber Depot relating to Internet shopping, including hardware, software and certain furniture and fixtures. Mr. McNulty is the principle shareholder of Cyber Depot and was a director, President and Chief Executive Officer of the Company. In connection with such transaction, Mr. McNulty was issued five year warrants to purchase 187,500 shares of Common Stock with an exercise price of $3.00 per share, as well as registration rights providing for one demand and unlimited piggyback registration rights.

      In April, 1997, in a private placement, the Company sold 500,000 shares of its Series A Preferred Stock at a price of $0.40 per share and 100,000 shares of its Common Stock at $0.02 per share to idealab!, a corporation of which Bill Gross, a former director of the Company, is a director. In connection therewith, idealab! was issued five year warrants to purchase 187,500 shares of Common Stock with an exercise price of $3.00 per share, as well as registration rights providing for one demand and unlimited piggyback registration rights.

      In May, 1997, the Company sold 66,667 shares of its Series B Preferred Stock in a private placement at a price of $3.00 per share to Kipling Isle, Ltd., a company controlled by Paul J. Hill, a director of the Company. In connection therewith, Kipling Isle, Ltd. was issued five year warrants to purchase 33,333 shares of Common Stock with an exercise price of $3.00 per share, as well as registration rights providing for one demand and unlimited piggy-back registration rights.

      In May, 1997, the Company sold 100,000 shares of Series B Preferred Stock in a private placement at a price of $3.00 per share to Christopher B. Cannon who controls Cannon Industries, Inc., in which Edward Bradley, a Director of the Company, is an executive officer. Mr. Cannon was issued five year warrants to purchase 50,000 shares of Common Stock with an exercise price of $3.00, as well as registration rights providing for one demand and unlimited piggy-back registration rights.

      In June, 1997, the Company, through idealab!, purchased its domain name, Shopping.com, from Magdalena Yesil. As consideration, Ms. Yesil received 30,000 shares of the common stock of idealab!, 30,000 shares of Common Stock of the Company and $30,000 from the Company.

      In August, 1997, the Company sold 8,333 shares of its Series B Preferred Stock in a private placement at a price of $3.00 per share to Ms. Webster, the Company's Chief Financial Officer and Secretary. In connection therewith, Ms. Webster was issued five year warrants to purchase 4,166 shares of Common Stock with an exercise price of $3.00 per share, as well as registration rights providing for one demand and unlimited piggyback registration rights.

      On August 19, 1997, Shopping.com signed an agreement with City Search, a market innovator in providing community-based online information services for the Web, to provide necessary back office transactions support for City Search's new electronic commerce pilot program. According to the agreement, Shopping.com was to provide "shopping cart" tools, customer credit authentication and verification, coordination with the merchant that an order has been placed, communication with the customer when the order will be shipped, collection of payment from the user and disbursement of payments to the merchant. City Search planned to develop, manage, and monitor the electronic commerce program, select customers for participation in the pilot program, as well as market the program through its Austin City Search Web site. In October, 1995, Mr. Gross, a former director of the Company, co-founded City Search, a web-based city directory which operates in eight cities, and has served on its Board since such time.

      In connection with its underwriting agreement, the Company paid Waldron & Co., Inc. ("Waldron"), the Company's lead underwriter in its initial public offering ("IPO"), commissions and an allowance for expenses in the amount of 10% and 3%, respectively, of the gross proceeds of the IPO. Additionally, the Company had product sales to Waldron of approximately $342,000 during the year ended January 31, 1998.

      During the year ended January 31, 1998, the Company obtained short-term non-interest bearing promissory notes in the amount of $305,000 from affiliates of Waldron, which were fully repaid subsequent to the IPO.

      The Company made advances to Robert McNulty of approximately $156,000, which were repaid during the year ended January 31, 1998. Approximately $98,000 of such repayments were made by Cyber Depot. In addition. during the year ended January 31, 1998, the Company made advances of $16,000 to Cyber Depot which were fully repaid during the year.

      On April 1, 1998, the Company entered into a two year consulting agreement (the "Agreement") with Stilden Co., Inc., a Texas corporation ("Stilden"). Pursuant to the Agreement, Stilden will receive $7,000 per month, reimbursement for business expenses and a housing allowance of $1,600 per month for a period of twelve months. Mr. Denny is the president, principal shareholder and a director of Stilden.


      On June 1, 1998 Mr. McNulty resigned as President, CEO and director of Shopping.com. Pursuant to a Termination and Buy-Out Agreement dated as of June 1, 1998 between the Company and Mr. McNulty, Mr. McNulty will receive $500,000 payable on or before July 31, 1998 and the balance due in $50,000 increments on or before each succeeding fiscal quarter end beginning October 31, 1998 until fully paid. Amounts payable under this agreement are payable on demand in one lump-sum payment at the option of Mr. McNulty upon thirty days written notice to the Company in the event a majority of the current members of the Board of Directors are replaced by new members. Mr. McNulty also received options to purchase 150,000 shares of the Company's common Stock at an exercise price of $16.00 per share. In addition, the Company entered into a Consulting Agreement dated June 1, 1998 between the Company and Cyber Depot (the "Cyber Depot Agreement"). Pursuant to the Cyber Depot Agreement, Cyber Depot will receive $21,500 per month and options to purchase 100,000 shares of the Company's Common stock at an exercise price of the closing market sale price of the Company's Common Stock on June 1, 1998 ($21.00). Mr. McNulty is the principal shareholder of Cyber Depot. In connection with his resignation, Mr. McNulty gave proxies to vote 204,170 shares of the Company's Common Stock to each of John H. Markley, Paul J. Hill, Douglas A. Hay and Edward F. Bradley. Proxies to vote 250,000 shares of Common Stock held by Cyber Depot, Inc. were given to Mr. Denny.


                      REPORT OF THE BOARD OF DIRECTORS(1)

EXECUTIVE OFFICER COMPENSATION PROGRAMS

      The objectives of the overall executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits (including medical and life insurance plans) generally available to employees of the Company.

      The executive compensation policies of the Company are intended to combine competitive levels of compensation with rewards for above average performance and to align relative compensation with the achievements of the business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Board of Directors believes that stock ownership by management is beneficial in aligning management and shareholder interests and thereby enhancing shareholder value.

      BASE SALARY. In determining salaries, the Board of Directors takes into account the Chief Executive Officer's recommendations, individual experience and contributions to corporate goals, the Company's performance, and existing contractual commitments. Measures of the Company's performance taken into account by the Board of Directors in establishing executive officer compensation include the achievement of significant milestones in the Company's development plan and the relationship of the individual's contribution to the achievement of these goals.

      INCENTIVE BONUSES. The Board of Directors believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options.

      STOCK OPTION GRANTS. Stock options have been granted to executive officers and other employees both under the Company's option plan and outside of the Company's option plan. Stock option grants are intended to focus the attention of the recipient on long-term Company performance which should result in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. One of the principal factors considered in granting stock options to executive officers of the Company is the executive's ability to influence the Company's long-term growth and profitability. Because of the direct relationship between the value of an option and the stock price, the Board of Directors believes that options may motivate executive officers to manage the Company in a manner that is consistent with shareholder interests.

      The Company views stock options as one component of long-term performance-based compensation for executive officers. Senior management generally receives larger grants of stock options, so that their compensation is weighted more heavily toward compensation contingent upon the Company achieving improvements in shareholder value. Option awards to executive officers will generally be made at the time of their employment and from time to time thereafter at the discretion of the Committee.

      OTHER COMPENSATION PLANS. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on a parity with other employees. The incremental cost to the Company in fiscal 1998 of benefits provided to executive officers under these life insurance and health plans was less than 10% of the base compensation for executive officers. Benefits under these general plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION.

      In making compensation decisions regarding the Chief Executive Officer, the Board of Directors considers factors such as the Company's progress towards achieving its goals for the year, his leadership and establishment and implementation of strategic direction for the Company.

      The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Shopping.com.

                                    THE BOARD OF DIRECTORS
      Dated: June 22, 1998

(1) The Compensation Committee did not meet during fiscal 1998.

                        COMPANY STOCK PRICE PERFORMANCE

      The Company's stock began active trading in December, 1997. The following graph demonstrates a five-month comparison of cumulative total shareholder return (based on change in month-end stock price), calculated on a dividend reinvestment basis and based on an initial investment of $100 in the Company's Common stock on November 26, 1997 as compared with the ISDEX Internet stock index compiled by Mecklermedia Corporation and the OTC National Index. No dividends have been declared or paid on the Company's Common Stock during such period. The stock price performance shown on the graph following is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              PERFORMANCE GRAPH
       COMPARING SHOPPING.COM (IBUY), THE ISDEX INTERNET STOCK INDEX AND
                            THE OTC NATIONAL INDEX



         Shopping.com Stock Price v. ISDEX Index v. National OTC Index
                       from December, 1997 to April, 1998


                      December 31,    January 30,    February 27,   March 31,   April 30,
                          1997          1998            1998          1998        1998
-----------------------------------------------------------------------------------------
IBUY                     114.10        151.28          234.62        225.64       215.38

ISDEX                    104.00        111.27          140.33        158.10       172.11

National OTC Index        97.39        103.49          114.15        117.21       119.42


                                 OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                 THE BOARD OF DIRECTORS

Dated:  June 22, 1998

                                 Appendix A

                                SHOPPING.COM
                          A California Corporation

                          STOCK OPTION PLAN OF 1997
                            As Amended June 1998


      1.    Purpose.

      The purpose of this Stock Option Plan ("Plan") of Shopping.com, a California corporation ("Company"), is to secure for the Company and its shareholders the benefits arising from stock ownership by selected employees and directors of and consultants to the Company and its Affiliates, as defined below, as the Board of Directors of the Company, or a committee thereof constituted for the purpose, may from time to time determine. The Plan will provide a means whereby such selected employees, directors and consultants may purchase shares of the Common Stock of the Company pursuant to (i) options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or (ii) "non-statutory" stock options (Section 83 of the Code). The word "Affiliate" as used herein means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

      2.    Administration.

            2.1 The Plan shall be administered by the Board of Directors of the Company ("Board of Directors") or by a Committee appointed by the Board of Directors consisting of three or more Directors or officers of the Company to whom administration of the Plan has been duly delegated. Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

            2.2 Subject to the provisions of this Plan, the Board of Directors or Committee, as the case may be, shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan (provided such amendment or rescission does not materially adversely affect the rights of a participant under the Plan with respect to shares of Common Stock of the Company previously issued under the Plan), (iv) to determine the individuals to whom options shall be granted, the time or times at which options shall be granted, whether such options will be incentive stock options or non-qualified stock options, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, the vesting schedule for exercising each option, and the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (v) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee as the case may be, shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

      3.    Shares Subject to the Plan.

      Subject to the adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, ("Common Stock"), and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 750,000 of such shares. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

      4.    Eligibility and Participation.

            4.1 All regular salaried employees of the Company or of any Affiliate shall be eligible to receive incentive, qualified or nonstatutory stock options. Directors of and consultants to the Company who are not regular employees of the Company are not eligible to receive incentive stock options or qualified options. These individuals are entitled to receive nonstatutory options.

            4.2 The Board of Directors or the Committee shall determine the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option; provided, however, that no option may be granted hereunder to any employee, director or consultant who, at the time such option is granted, owns shares of the Company's outstanding capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its Affiliates if applicable), unless the exercise price of such option is at least one hundred ten percent (110%) of the fair market value of the stock subject to such option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. An individual who has been granted an option may, if he is otherwise eligible, be granted an additional option or options if the Board of Directors or Committee shall so determine.

            4.3 With respect to incentive options under this plan and under all such plans of the Company and any Affiliates, which are first exercisable during the same calendar year, the aggregate fair market value of the stock with respect to all such options (determined at the time the options are granted) shall not exceed $100,000.

            4.4 All options granted under this Plan shall be granted within ten
(10) years from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

      5.    Duration of Options.

      Each option and all rights associated therewith shall expire on such date as the Board of Directors or Committee may determine, but in no event later than ten (10) years from the date on which the option is granted, and shall be subject to earlier termination as provided herein.

      6.    Purchase Price.

      The purchase price of the stock covered by each option shall be determined by the Board of Directors or the Committee, but, in the case of each such option, shall not be less than one hundred percent (100%) of the fair market value of such stock on the date the option is granted. The purchase price of the shares upon exercise of an option shall be paid in (a) cash, or (b) by delivering stock of the Company already owned by the Grantee at the discretion of the Board of Directors, or (c) a combination of cash and stock already owned by the option holder at the discretion of the Board of Directors. For purposes of exercising an option, the value of the stock of the Company delivered in payment shall be the fair market value of the stock of the Company on the last business day prior to the delivery.

      7.    Exercise of Options.

      No option granted under this Plan shall be exercisable if such exercise would involve a violation of any applicable law or regulation (including without limitation, federal and state securities laws and regulations). The Board of Directors or the Committee shall determine on a case by case basis the eligibility date or dates on which an option granted hereunder may be exercised.

      8.    Fair Market Value of Common Stock.

      The fair market value of a share of Common Stock of the Company shall be determined for purposes of this Plan by reference to the most recent sale price of the Company's Common Stock and such other factors as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof, unless such shares are publicly traded on a stock exchange or otherwise, in which case such value shall be determined by reference to the closing price of a share on the principal stock exchange on which such shares are traded, or if such shares are not then traded on a principal stock exchange, the mean between the bid and asked price of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day immediately preceding the date on which the option is granted or exercised.

      9.    Withholding Tax.

      Upon the disposition by an employee or other person of shares of Common Stock acquired pursuant to the exercise of an option granted pursuant to the Plan, the Company shall have the right to require such employee or such other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

      10.   Nontransferability.

      An option granted under the Plan shall, by its terms, be nontransferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

      11.   Holding of Stock After Exercise of Option.

      At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933 (the "Act"), as amended, and the rules and regulations promulgated thereunder, or any applicable state securities laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including indemnification of the Company in the event of any violation of the Act or any applicable state securities laws, by such person.

      12.   Termination of Employment.

      If an option holder ceases to be employed by or associated with the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d)(4) of the Code), the option holder's option shall become void and of no further force or effect thirty (30) days after the termination of such employment or association; provided, however, that if such cessation of employment or association shall be due to the option holder's voluntary resignation with the consent of the Board of Directors of the Company or such subsidiary, expressed in the form of a written resolution, or to the option holder's retirement under the provisions of any Pension or Retirement Plan of the Company or of such subsidiary then in effect, within three (3) months after the date the option holder ceases to be an employee or director of or consultant to the Company or such subsidiary such option may be exercised to the extent exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Board of Directors or the Committee shall not be deemed a termination of employment for the purposes of this Paragraph 12, but no option may be exercised during any such leave of absence, except during the first three (3) months thereof.

      13.   Effect of Change of Position or Duties.

      If an option holder ceases to be an officer of the Company for any reason and remains an employee of the Company but ceases to be employed in a position in which employees are eligible to receive options, as determined in the sole judgment of the Board of Directors, such option holder may exercise his options in accordance with their terms only for a period of thirty (30) days after such cessation (but not beyond the option period). Any exercise of options after such cessation may be only to the extent of the full number of shares the option holder was entitled to purchase under the option on the date of such cessation, plus a portion of the additional number of shares, if any, he would have become entitled to purchase on the next anniversary date of the issuance date of the option following such cessation, such portion to be determined by multiplying such additional number of shares by a fraction, the numerator of which shall be the number of days from the anniversary date of the Issuance Date preceding such cessation to the date of such cessation and the denominator of which shall be
365. Such portion shall be rounded, if necessary, to the nearest whole share.

      14.   Death or Permanent Disability of Option Holder.

      If an option holder dies or becomes permanently disabled while the option holder is employed by or associated with the Company or one of its subsidiaries, option holder's option shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death, be exercised by the person or persons to whom the option holder's rights under the option shall pass by the option holder's will or by the laws of descent and distribution.

      15.   Privileges of Stock Ownership.

      No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, there shall have been full compliance with any applicable registration requirements of the Act or qualification, or registration requirements of applicable state securities, or "Blue Sky" laws, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

      16.   Adjustments.

            16.1 If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

            16.2 Upon the dissolution or liquidation of the Company, the Plan shall terminate, and any option theretofore granted hereunder shall terminate.

            16.3 Upon a reorganization or reclassification of the Common Stock or a merger or consolidation of the Company with or sale of substantially all of the assets of the Company to one or more corporations as result of which reorganization, reclassification, merger or consolidation, or sale, the then outstanding shares of Common Stock are exchanged for shares of other stock, all then outstanding options hereunder shall be converted into options to purchase shares of such other stock, with appropriate adjustments as to the number and kind of shares of such other stock and the prices therefor.

            16.4 Adjustments under this Paragraph 15 shall be made by the Board of Directors or the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

      17.   Amendment and Termination of Plan.

            17.1 The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless appropriate shareholder approval of such amendment or revision is obtained, increase the maximum number of shares in the aggregate which may be issued pursuant to the options granted under the Plan or change the class of employees eligible to receive such options, except as permitted under the provisions of Paragraph 15.

            17.2 No amendment, suspension or termination of the Plan shall, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under the Plan.

      18.   Receipt of Financial Information Regarding the Company.

      The Company shall deliver financial statements of the Company, as soon as practicable after the end of each of the Company's fiscal years, to each holder of then outstanding options hereunder. This provision will remain applicable for the duration of each option granted pursuant to the Plan.

      19.   Sale or Disposition of Option Shares.

            19.1 In the event an option holder is terminated by the Company for any reason, or option holder voluntarily terminates option holder's employment with the Company prior to a specified date in the stock option agreement, the Company shall have the right to repurchase ("Repurchase Option") the Option Shares ("Repurchase Shares") at either (1) the higher of the original purchase price or fair value on the date of termination of employment, if the right to repurchase is required to exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, but the right terminates when the Company's securities become publicly traded; or (2) the original purchase price, provided that (A) the right to repurchase at the original purchase price lapses at the rate of at least 20% per year over 5 years from the date of the option is granted (without respect to the date the option was exercised or became exercisable), which right must be exercised for cash or cancellation of purchase money indebtedness for the shares within 90 days of termination of employment, and (B), if the right is assignable, the assignee must pay the Company upon assignment of the right, (unless the assignee is a 100% owned subsidiary of the Company or is the parent of the Company owning 100% of the Company) cash equal to the difference between the original purchase price and fair value if the original purchase price is less than fair value.

      20.   Effective Date of Plan.

            20.1 No option may be granted under the Plan unless and until the Plan has been registered or qualified under all applicable state and federal securities laws or counsel for the Company determines that an exemption therefrom is available.

            20.2 Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company as hereinafter provided within twelve (12) months from the date the Plan is adopted by the Board of Directors. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by (i) the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting of shareholders at which a quorum is present or (ii) the written consent of a majority of the outstanding voting shares of the Company. Any options granted under the Plan prior to obtaining such shareholder approval shall be granted on the conditions that the options so granted: (i) shall not be exercisable prior to such approval, and (ii) shall become null and void if such shareholder approval is not obtained.







                                       -8-
                                      -41-

                                    [Front]

                                     PROXY
                                 SHOPPING.COM
                            2101 East Coast Highway
                       Corona del Mar, California  92625


             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.  THE BOARD RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4
AND 5.


      The undersigned hereby appoints John H. Markley and Kristine E. Webster or either of them, with unlimited power of substitution, as Proxies to represent the undersigned at the Annual Meeting of Shareholders of SHOPPING.COM to be held on Tuesday, July 15, 1998, at 2:00 p.m., local time, or any adjournment or adjournments thereof, and to vote, as directed below, all shares of Common Stock, which the undersigned would be entitled to vote if then personally present.

PLEASE MARK YOUR VOTES LIKE THIS [ X ]

1. AMENDMENT OF BYLAWS TO PROVIDE FOR A RANGE IN THE SIZE OF THE BOARD OF DIRECTORS FROM FIVE TO NINE MEMBERS WITH THE EXACT NUMBER SET AT FIVE MEMBERS.


                  FOR               AGAINST                 ABSTAIN
                  [    ]            [    ]                  [    ]


2. ELECTION OF FIVE DIRECTORS, EACH TO HOLD OFFICE UNTIL HIS OR HER SUCCESSOR SHALL HAVE BEEN ELECTED AND QUALIFIED. If no direction is made, this proxy will be voted "FOR" the nominees of the Board of directors for the Election of Directors. Or the shareholder may write the number of votes cast for each nominee.(See "Proposal Two-Vote Required" for an explanation of cumulative voting.)

                                                          ABSTAIN (Place an
                                                         "X" in the Box below.)
                                                         [     ]
FRANK DENNY                   _______________
JOHN H. MARKLEY               _______________
DOUGLAS A. HAY                _______________
PAUL J. HILL                  _______________
EDWARD F. BRADLEY             _______________


--------------------------------------------------



3. APPROVAL AND ADOPTION OF THE STOCK OPTION PLAN OF 1997.

                  FOR               AGAINST                 ABSTAIN
                  [      ]          [      ]                [      ]

4. AMENDMENT OF ARTICLES OF INCORPORATION TO AUTHORIZE PREFERRED STOCK AS DETERMINED BY THE BOARD OF DIRECTORS.


                  FOR               AGAINST                 ABSTAIN
                  [      ]          [      ]                [      ]



5.    RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
      ACCOUNTANT


                  FOR               AGAINST                 ABSTAIN
                  [      ]          [      ]                [      ]



6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

------------------------------------------------------------------------------
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                                    [Back]

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
1, 2, 3, 4 AND 5.



[ ] I PLAN [ ] I DO NOT PLAN to attend the meeting. NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. If stock is registered in the name of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.



Date:_____________________________________________________


      ----------------------------------------------------------
      Signature of Shareholder

      ----------------------------------------------------------
      Signature of Shareholder


            PLEASE MARK, SIGN, DATE, AND RETURN YOUR PROXY PROMPTLY
                       IN THE POSTPAID ENVELOPE PROVIDED